Owens & Minor Updates Annual Earnings Guidance
•Company raises earnings guidance for full-year 2020; represents a 66% increase in guidance midpoint
•Company expects positive trends will continue in 2021

RICHMOND, VA – September 24, 2020 – Owens & Minor, Inc. (NYSE-OMI) today announced an increase in full year 2020 earnings guidance. The Company is revising its outlook for full-year adjusted net income from $1.00 to $1.20 per share to adjusted net income of $1.75 to $1.90 per share. The Company expects that foreign currency will have a minimal impact on adjusted net income per share for the full year. The increase in earnings guidance is primarily a result of:
•Strong operational execution related to productivity leading to better than expected manufacturing output and operating efficiencies
•Deployment of PPE related production equipment in the U.S. ahead of schedule
•Elective procedures volume, across most of the country, slightly above previously expected levels
•Continued strong demand for PPE

The increased full year guidance is expected to provide sequential earnings growth from Q2 to Q3 and again from Q3 to Q4. Expectation of positive business trends in 2021 will result from the acceleration of investments intended to drive future growth and ability to quickly adjust in a fluid market in addition to the reasons noted above for the improvement in earnings for full-year 2020.

”I continue to be very proud of our teammates’ ability to rapidly bring additional, U.S.-based PPE production online ahead of schedule and increase product output. This is enabling us to continue to reduce the gap between customer demand and supply,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2020 financial performance, the impact of COVID-19 on the Company’s results and operations, as well as other statements related to the Company’s expectations regarding the performance of its business and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties, including with respect to the impacts of the COVID-19 pandemic, future pandemics and related governmental responses on our business, results of operations and financial conditions as well as on other third parties with whom we conduct business, the healthcare industry, and the broader business environment, that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This release contains non-GAAP adjusted net income per share guidance for 2020. The Company is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amount are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company’s adjusted net income per share guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the SEC. If any of these assumptions are incorrect, our actual results could differ materially from those described in these forward-looking statements.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With more than 15,000 dedicated teammates serving healthcare industry customers in 70 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The Company has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America.

Contact
Chuck Graves, Director, Finance & Investor Relations, 833-621-7812

SOURCE: Owens & Minor
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